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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) of ShopNow.com, pertaining to the registration of 648,472 shares of Common Stock to be issued pursuant to the Amended and Restated 1996 Combined Incentive and Nonqualified Stock Option Plan and 2,000,000 shares of Common Stock to be issued pursuant to the 1999, with respect to the 1998 and 1997 financial statements of GO Software, Inc. incorporated by reference in the Registration Statement (Form S-1 No. 333-80981) and related prospectus of ShopNow.com Inc. filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP


Jacksonville, Florida
October 29, 1999